EXHIBIT 5.1

                                 BRYAN CAVE LLP

                          1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104
                                 (212) 541-2000

                                 June 25, 2003

Activision, Inc.
3100 Ocean Park Boulevard
Santa Monica, California 90405

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Activision, Inc., a Delaware corporation (the "Company"), on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an additional 3,000,000 shares of the Company's common stock, $.000001 par value per share (the "Common Stock"), reserved for issuance pursuant to the terms of the Company's 2002 Incentive Plan, as amended (the "Plan"), which increase was approved by the Board of Directors of the Company on April 10, 2003.

     We are familiar with the Amended and Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of the Company and have examined copies of the Plan, the resolutions adopted by the Company's Board of Directors, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, evidence of corporate action, certificates and other instruments, and have made such other investigations of law and fact, as we have deemed necessary or appropriate for the purposes of this opinion.

     Based upon the foregoing, it is our opinion that the additional 3,000,000 shares of Common Stock reserved for issuance pursuant to the terms of the Plan have been duly authorized and, when issued in accordance with the terms of the Plan and in accordance with Awards that have been or may be granted under and in conformity with the Plan ("Awards") and upon payment of the purchase price therefor, if any, provided for any Common Stock issued pursuant to such Awards, will be validly issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                                Very truly yours,


                                                /s/ Bryan Cave LLP